Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-145665, 333-142270, 333-137719, 333-133460, 333-132069 and 333-122630), and Forms S-8 (Nos. 333-158973, 333-149072, 333-129825, 333-13388, 333-119011 and 333-113341) of Oclaro, Inc. of our report dated July 16, 2010 relating to the financial statements of Mintera Corporation, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of Oclaro, Inc. dated July 20, 2010.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2010